Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated June 26, 2007, except for Note 15, as to which the date is  and November 12, 2007 accompanying the financial statements of Cistera Networks, Inc. which are included in this Form SB-2 registration statement and amendments thereto.  We consent to the incorporation by reference in the registration statement of the aforementioned report.

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
February 15, 2008